UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2009

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2009, Anadys Pharmaceuticals, Inc. (the "Company") entered into a Sublease Agreement (the "Lease") with Phenomix Corporation for the lease of approximately 13,893 square feet of office and laboratory space in which the Company will conduct its ongoing operations. Each month during the approximate 19.5 month term of the Lease commencing on or about July 15, 2009, the Company is required to remit base rent of $29,869.95. The Lease also provides for additional payments, including a $29,869.95 security deposit, common area maintenance charges, taxes, maintenance and utilities. The newly leased space, located in San Diego, California, will replace the Company's current headquarters and research and development facility in which the Company is occupying approximately 40,000 square feet under a lease expiring on August 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

June 24, 2009	By:	/s/ James T. Glover

Name: James T. Glover
Title: Senior Vice President, Operations and Chief Financial Officer